1 Q1 2019 LETTER TO STOCKHOLDERS Kenneth Brown Owner, Sisters of the New South in Savannah, Ga. Groupon merchant since 2013 DEAR FELLOW STOCKHOLDERS, Q1 2019 In the first quarter, Groupon continued to make important progress in our journey to build the daily habit in local commerce. Our team remains focused on transforming our business and accelerating the key investment areas we believe are necessary to capture the local marketplace opportunity. We are moving fast against our core strategic priorities and delivered solid Adjusted EBITDA in the process. Importantly, we did so in spite of continued traffic headwinds affecting our email and SEO channels. For the quarter, we delivered $578 million in revenue and $306 million in Gross Profit -- both better than expected. We also produced operating cash flow of $205 million and $138 million of free cash flow1 for the trailing 12 months, highlighting the benefits of our efforts to streamline our operations and the strong, scaled relationships we have with our merchants and customers. Even in the midst of a transformation and challenging market conditions, we believe we can produce solid financial results, continue to invest in our future and create value for shareholders. As I’ve mentioned before, we’re not happy with the traffic headwinds we’re facing, but we understand them -- in fact we believe many of the headwinds we’re facing are part and parcel of the traditional voucher business from which we’re moving away -- and our strategy is designed to diversify our traffic sources and build even more direct traffic over time. More than anything, we are determined not to allow near-term challenges to slow us down in executing our long-term strategy or distract us from the opportunity ahead. 1 Excluding IBM settlement

2 Q1 2019 LETTER TO STOCKHOLDERS GROUPON

Accordingly, we focused on building momentum on our core initiatives in the first quarter and accelerated a number of key programs. I'll cover more of the details for each area of our strategy below, but the high level is this: we executed well on our initiatives in the quarter and are seeing strong improvements in our voucherless, customer experience and operational efficiency efforts.

First and foremost is our progress on **improving the customer experience**, specifically our efforts to make Groupon voucherless. As I mentioned last quarter, you're going to see us taking much bolder steps here over the course of 2019. We're early in the year, but that process has begun. In North America for example, we've increased our voucherless inventory by more than 20% quarter-over-quarter, as more and more of our business becomes bookable, ticketed and card-linked.

In the last quarter, we made significant enhancements to our booking product for food & drink in international markets. We are encouraged to see how receptive our merchants and consumers have been to these changes.

For merchants, booking materially reduces the operational overhead of running Groupon campaigns and gives them more control over their offers. Thanks to this strong value proposition, we have seen great success in increasing the bookable supply on Groupon. For consumers, the benefits of booking are obvious -- increased transparency and convenience. With more supply being bookable, customer satisfaction has shown marked improvement. Arguably even more exciting is that we're seeing purchase frequency increase for customers who buy and book.

In several countries, the majority of our food & drink offers are now bookable. Given the strong response, we're rapidly moving toward other categories and bringing both our partnership capabilities and proprietary booking software to more locales.

In card-linked, we recently launched our first card-linked versions of the "classic" Groupon offer -- basically a frictionless, paperless version of our original voucher deals where customers pre-pay for a deep-discount offer. In addition, we began expanding our card-linked loyalty product to health and beauty merchants. This product adds a low-discount, card-linked offer to a merchant's deal on Groupon in order to encourage and reward repeat visits.

It's still early for all of these initiatives but we're very encouraged by the initial response. Importantly, these programs help Groupon move from being solely a customer acquisition engine for merchants to more of a full life-cycle partner, from acquisition to retention.

With the vast majority of our traffic and transactions occurring on a mobile device, more than 200 million mobile downloads and a top-3 retail app in North America behind only Amazon and Wal-Mart, mobile is both a core strength and a built-in opportunity to materially drive the customer experience. We continue to push in this area -- particularly mobile web -- with a number of design and user experience tests aimed at making our apps easier to use, better at conversion and more intuitive. Though our teams are testing some significant changes to our mobile experiences, don't expect a big bang approach to a new app here. Instead, look for us to roll out proven, winning user experience changes over the course of the year.

Similarly, we continued **expanding our open platform** to increase the breadth and depth of our marketplace via partnerships. As I mentioned last quarter, our primary focus here in the first half is to clear our backlog of partner integrations. In the first quarter we launched our integrations with FTD and Ingresso in North America, both of which increase bookable inventory and buying options for our consumers. In International, we signed Musement to augment our Things to Do inventory.

"For merchants, booking materially reduces the operational overhead of running Groupon campaigns and gives them more control over their offers. Thanks to this strong value proposition, we have seen great success in increasing the bookable supply on Groupon."

3 Q1 2019 LETTER TO STOCKHOLDERS We also recognize Groupon’s potential as a distribution platform, as well as the value of connecting with consumers outside of our ecosystem. For example, in the quarter, we signed our first distribution partnership for card-linked offers with Augeo, which we’ll look to onboard later this year. This approach is a critical change for Groupon that we believe has significant value potential. We remain just Whereas our platform efforts to date have called for bringing partners to Groupon for distribution as committed to to our nearly 50 million customers, we will increasingly focus on bringing our growing catalog efficiency as of offers to other sites and partners to reach new audiences. we are to our While we had some recent challenges in International, we continue to believe in the long-term growth-oriented opportunity there and expect to continue investing in international growth. We saw Local strategic initiatives. Gross Profit grow 6% in the quarter, adjusting for foreign currency rates, and invested in our brand in key markets. It may take some time for the UK to get back on track in light of Brexit uncertainty, but we will lean into other markets where we see opportunity to spur customer growth. In addition, we will continue to roll out proven product enhancements to bridge the customer experience gap, particularly on mobile web. Finally, we continued our track record of operating with rigor. We remain just as committed to efficiency as we are to our growth-oriented strategic initiatives. In the quarter we improved SG&A by 5% year-over-year, as our team focused on automation, labor-cost optimization and process improvements in our service organization. I’m particularly proud of the work our Global Operations team has done to streamline our customer service processes and policies, which have resulted in lower refunds, lower costs and higher customer satisfaction scores. Moving into the second quarter, our sights are set squarely on increasing our early momentum on our strategic initiatives. Our intense focus and steady investment helped us outperform in Q1. We are not optimizing for any one quarter, however; we are focused on delivering on our commitments and capturing the long-term opportunity. Given we’re a bit ahead of where we expected coming out of the first quarter, we will leverage our over-performance to invest aggressively in scaling our initiatives in Q2 so that we can enter the second half strong. With that in mind, we are reiterating our full-year Adjusted EBITDA outlook of $270 million. As always, our team remains deeply committed to success on behalf of our customers, our merchants and our stockholders. We may still be in the midst of our transformation, but we’re seeing more signs that our strategy is working for consumers and merchants in ways the old Groupon couldn’t. There’s nothing easy about what we’re doing, but it’s an incredibly exciting time at the company. We’re moving fast and looking for every opportunity to further accelerate our efforts. I look forward to continuing to report on our progress. Best regards, Rich Williams CEO

4 Q1 2019 LETTER TO STOCKHOLDERS Maura Vella Co-owner, 105F Yoga in Chicago, IL Groupon merchant since 2010 APPENDIX Webcast Conference Call Details Wednesday, May 1, 2019 10:00 a.m. EDT Groupon will hold a conference call to discuss its first quarter 2019 financial results on Wednesday, May 1, 2019, at 10:00 a.m. EDT. The webcast can be accessed live at investor.groupon.com. A replay of the webcast will be available through the same link following the conference call, along with the earnings press release, financial tables and slide presentation. Non-GAAP Financial Measures and Operating Metrics This letter contains references to the following non-GAAP financial measures: Adjusted EBITDA and Free Cash Flow excluding IBM patent litigation. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For additional information regarding these non-GAAP financial measures and reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see “Non- GAAP Reconciliation Schedules” and “Supplemental Financial and Operating Metrics” included in the tables accompanying the earnings press release announcing our financial results for the quarter ended March 31, 2019, posted to our Investor Relations site, investor.groupon.com. Note on Forward-Looking Statements The statements contained in this letter that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to volatility in our operating results; execution of our business and marketing strategies; retaining existing customers and adding new customers; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United Kingdom’s likely exit from the European Union; retaining and adding high quality merchants; our voucherless offerings; cybersecurity breaches; reliance on cloud-based computing platforms; competing successfully in our industry; changes to merchant payment terms; providing a strong mobile experience for our customers; maintaining and improving our information technology infrastructure; delivery and routing of our emails; claims related to product and service offerings; managing inventory and order fulfillment risks; litigation; managing refund risks; retaining and attracting members of our executive team; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors or employees; tax liabilities; tax legislation; protecting our intellectual property; maintaining a strong brand; customer and merchant fraud; payment-related risks; our ability to raise capital if necessary and our outstanding indebtedness, including refinancing our credit facility; global economic uncertainty; our common stock, including volatility in our stock price; our convertible senior notes; our ability to realize the anticipated benefits from the hedge and warrant transactions; and those risks and other factors discussed in Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2018, our Quaterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission (“SEC”). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this report to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. As used herein, “Groupon,” the “Company,” “we,” “our,” “us” and similar terms include Groupon, Inc. and its subsidiaries, unless the context indicates otherwise. About Groupon Groupon (NASDAQ: GRPN) is building the daily habit in local commerce, offering a vast mobile and online marketplace where people discover and save on amazing things to do, eat, see and buy. By enabling real-time commerce across local businesses, travel destinations, consumer products and live events, shoppers can find the best a city has to offer. Groupon is redefining how small businesses attract and retain customers by providing them with customizable and scalable marketing tools and services to profitably grow their businesses. To download Groupon’s top-rated mobile apps, visit www.groupon.com/mobile. To search for great deals or subscribe to Groupon emails, visit www.groupon.com. To learn more about the company’s merchant solutions and how to work with Groupon, visit www.groupon.com/merchant.